                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                       [X]
Filed by a Party other than the Registrant                    [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                   eBenX, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: ________________________

         (2)      Aggregate number of securities to which transaction applies:
                  ________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ________________________

         (4)      Proposed maximum aggregate value of transaction:
                  ________________________

         (5)      Total fee paid: ________________________

[_]      Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (6)      Amount Previously Paid: ________________________

         (7)      Form, Schedule or Registration Statement No.:
                  ________________________

         (8)      Filing Party: ________________________

         (9)      Date Filed: ________________________

                                  EBENX, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                                  MAY 24, 2001

TO THE SHAREHOLDERS OF EBENX, INC.:

   Notice is hereby given that the Annual Meeting of Shareholders of eBenX, Inc., a Minnesota corporation, will be held at 9:00 A.M. on May 24, 2001, at The Grand Hotel, 615 Second Avenue South, Minneapolis, Minnesota 55402, for the following purposes:

  1. To elect three directors to serve on the board of directors; and

  2. To transact such other business as may properly come before the meeting.

   The board of directors has fixed the close of business on April 13, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. Alternatively, you may wish to submit your proxy via the Internet as indicated on the proxy.

                                          By Order of the Board of Directors,


                                          /s/ Thomas E. Kelly

                                          Thomas E. Kelly
                                          Chief Financial Officer and
                                           Secretary

Dated: April 25, 2001

                                  EBENX, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2001

   This Proxy Statement is furnished by eBenX, Inc., a Minnesota corporation ("eBenX"), in connection with the solicitation of proxies by the board of directors of eBenX for use at the annual meeting of shareholders of eBenX to be held on May 24, 2001, at 9:00 A.M., at The Grand Hotel, 615 Second Avenue South, Minneapolis, Minnesota 55402, and at any adjournment thereof.

   Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement. A shareholder that has executed and delivered the enclosed proxy or submitted a proxy via the Internet may revoke that proxy at any time before the vote is cast at the annual meeting. This Proxy Statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about April 25, 2001 along with the eBenX 2000 Annual Report to Shareholders.

   The board of directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

   All expenses in connection with the solicitation of proxies will be paid by eBenX. In addition to solicitation by mail, officers, directors and regular employees of eBenX, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, electronic mail or personal calls.

   eBenX's principal executive offices are located at 605 North Highway 169, Suite LL, Minneapolis, MN 55441-6465.

                             RECORD DATE AND VOTING

   Only shareholders of record at the close of business on April 13, 2001 are entitled to notice of and to vote at the annual meeting or at any adjournment thereof. On that date, there were 19,727,803 shares of Common Stock, $.01 par value of eBenX (the "Common Stock") issued and outstanding, all of which are entitled to vote at the meeting. Each issued and outstanding share of Common Stock entitles the record holder to one vote.

   Generally, the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on each matter is required for the election of each director nominee and the approval of each other matter to be acted upon at the annual meeting. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. Consequently, abstentions and withheld votes have the same effect as a vote against. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to determining the approval of such matters.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The Amended and Restated Bylaws of eBenX provide that directors of eBenX shall be divided into three classes, as nearly equal in number as reasonably possible. The term of office of the first class of directors expired at the annual meeting of shareholders in 2000, the term of the second class of directors will expire at the annual meeting of shareholders in 2001 and the term of the third class of directors will expire at the annual meeting of shareholders in 2002. Directors elected at each annual meeting of shareholders will be of the same class as the directors whose terms expire at such annual meeting of shareholders, and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their successors are elected and shall qualify or until their earlier death, resignation, removal or disqualification.

   Vacancies in the board of directors occurring by reason of death, resignation, removal or disqualification of a director may be filled for the unexpired term by a majority vote of the remaining directors of the board of directors although less than a quorum. Newly created directorships resulting from an increase in the authorized number of directors by action of the board of directors may be filled by a two-thirds vote of the directors serving at the time of such increase. Each director so elected to fill a vacancy or a newly created directorship shall hold office until such director's successor is elected by the shareholders at the next annual or special meeting of shareholders or until the earlier death, resignation, removal or disqualification of each such director.

   Effective February 2001, William J. Geary, a director of eBenX since June 1998, resigned as a member of the board of directors. The board of directors elected Frank C. Witthun to fill his vacancy for the remainder of his term as a member of the board of directors and a member of the audit committee. Effective February 2001, Michael C. Bingham, a director of eBenX since September 1993, resigned as a member of the board of directors. Mr. Bingham's vacancy on the board of directors has not yet been filled.

   At the annual meeting of shareholders to be held May 24, 2001, the terms of office of Paul V. Barber, James P. Bradley and Daniel M. Cain (the "Nominees") will expire. Each of the Nominees has been nominated to be elected to the board of directors for an additional three-year term, which term will expire at the annual meeting of shareholders in 2004. The board of directors recommends that the shareholders elect the Nominees as directors of eBenX for the ensuing three-year term. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of the Nominees, unless otherwise directed. The Nominees have indicated a willingness to serve, but in the unlikely event that either of them is not a candidate at the meeting, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

   Information regarding the directors of eBenX is set forth below:

                                                                      Expiration
      Director                      Age    Position(s) with eBenX      of Term
      --------                      --- ----------------------------- ----------
      Paul V. Barber*+.............  39 Director                         2001
      James P. Bradley+............  49 Director                         2001
      Daniel M. Cain+..............  56 Director                         2001
      Mark W. Tierney..............  52 Chairman and Director            2002
      John J. Davis................  42 President and Chief Executive    2002
                                        Officer, Director
      Frank C. Witthun*............  57 Director                         2003
      John M. Nehra*...............  52 Director                         2003

--------
*  Denotes a member of the Audit Committee.
+  Denotes a member of the Compensation Committee.

   Mr. Tierney is one of the founders of eBenX. He has been Chairman and a director of eBenX since September 1993. Prior to founding eBenX, Mr. Tierney founded a joint venture company with UnitedHealth Group Incorporated which specializes in patient demand management, patient advocacy and case management services to Fortune 500 companies and served as its President and Chief Executive Officer from July 1985 to August 1993. From July 1983 to July 1985, Mr. Tierney served as Senior Vice President of Medical Services for Allina Health System, the largest HMO in the Minneapolis-St. Paul metropolitan area. Prior to July 1983, he held management positions with CIGNA Health Plans, Inc. and Kaiser Permanente Southern California. Mr. Tierney holds a master's degree in Hospital and Health Care Administration from the University of Minnesota and today serves on their clinical faculty.

   Mr. Davis has been eBenX's President and Chief Executive Officer since April 1999 and a director of eBenX since June 1999. From 1996 to 1999, Mr. Davis served as President and Chief Executive Officer of MedManagement, L.L.C., a national and leading provider of pharmacy management and medication use services to hospitals and health systems. Prior to his work with MedManagement, L.L.C., Mr. Davis served for ten years in a number of operations and executive management positions at UnitedHealth Group Incorporated. Most recently, from 1994 to 1996, Mr. Davis served as President of Healthmarc, a UnitedHealth Group specialty company providing innovative managed care services to employers with populations residing outside health plan service areas. Mr. Davis holds a bachelor's degree from St. John's University, Collegeville, Minnesota.

   Mr. Barber has been a director of eBenX since June 1999. Mr. Barber is a Managing Member of JMI Associates III, LLC, the general partner of JMI Equity Fund III, L.P., a venture capital limited partnership. From 1990 to 1998, he was Managing Director and head of the software investment banking practice of Deutsche Bank Alex Brown, an investment banking firm. Mr. Barber serves on the board of directors of several privately held companies. Mr. Barber holds an M.B.A. from Harvard Business School and a bachelor's degree in Economics from Stanford University.

   Mr. Bradley has been a director of eBenX since 1997. Mr. Bradley is Chief Technology Strategy Officer of iMcKesson. iMcKesson is the eHealth subsidiary of McKessonHBOC, the largest drug distribution and healthcare technology company in the world. From January 1997 to late 1999, Mr. Bradley was Chairman and Chief Executive Officer and founder of Abaton.com, Inc., a Web-based healthcare information company. McKessonHBOC acquired Abaton.com in late 1999. From October 1995 to January 1997, Mr. Bradley was President of Health Systems Integration, Inc., a healthcare software information company. From 1989 to October 1995, Mr. Bradley was Chief Information Officer of UnitedHealth Group Incorporated. Mr. Bradley serves on the board of directors of Planlinx and the Research and Education Foundation of the American Society for Health System Pharmacists. Mr. Bradley received his M.B.A. degree from Washington University, and holds an M.S. degree in Bio Statistics and Data Processing and a bachelor's degree in Genetics and Statistics from the University of Illinois.

   Mr. Cain has been a director of eBenX since May 1999. Mr. Cain is President and Chief Executive Officer of Cain Brothers, LLC, a healthcare investment bank which has served the financial and capital needs of the health and medical industry since 1982, and a Manager of CB Health Ventures, L.L.C. Mr. Cain is a director of Nvest Funds, a family of mutual funds, and Universal Health Realty Income Trust, a healthcare REIT. Mr. Cain is a trustee of the Norman Rockwell Museum, Sharon Hospital, the National Committee for Quality Health Care, and is on the Board of Overseers of Columbia Business School. Mr. Cain holds an M.B.A. degree from Columbia University and a bachelor's degree in American Civilization from Brown University.

   Mr. Nehra has been a director of eBenX since 1996. Since 1989, Mr. Nehra has been the managing general partner of Catalyst Ventures, Limited Partnership, a venture capital limited partnership. Since December 1993, Mr. Nehra has also been a general partner of New Enterprise Associates VI, VII, VIII, and IX Limited Partnerships, venture capital limited partnerships. Mr. Nehra is also a special partner of New Enterprise Associates X. Mr. Nehra has served as Chairman of the board of directors of Celeris Corporation, a biomedical contract research service company since July 1997 and as a director of Celeris since November 1992.

Mr. Nehra also has served as Chairman of the board of Iridex Corporation, a medical device company, since 1994, and as a director since 1989. Mr. Nehra is also a director of several privately held companies. Mr. Nehra holds a bachelor's degree from the University of Michigan.

   Mr. Witthun was elected to serve the remainder of Mr. Geary's term as a director of eBenX effective February 5, 2001. Mr. Witthun has been president of Acordia, Inc. since November 1994 and chief executive officer since November 1996. Prior to that, Mr. Witthun held executive positions at both Acordia, Inc. and Robinson-Connor, Inc. From 1987 to 1989, Mr. Witthun served as president and chief operating officer of the Financial Guardian Group, Inc., a commercial insurance brokerage company based in Kansas City, Kansas. From 1986 until 1987, Mr. Witthun served as president and chief executive officer of Berkeley Insurance Brokerage, Ltd. From 1980 until 1986, Mr. Witthun served as a corporate vice president with Fred S. James, Inc. He holds a M.B.A. from St. Mary's University and a bachelor's degree in Education and Economics from the University of Wisconsin--Whitewater.

The board of directors recommends a vote FOR Messrs. Barber, Bradley and Cain.

           MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

   During the fiscal year ended December 31, 2000, the board of directors met four times. All of the directors attended more than 75% of the aggregate of all meetings of the board of directors and meetings of the committees on which they served held during the period for which they served. The board of directors and its committees also acted from time to time by written consent in lieu of meetings.

   The board of directors of eBenX has standing Audit and Compensation Committees which have a current membership as indicated in the foregoing section. The board of directors has no standing nominating committee.

   The Audit Committee monitors the integrity of eBenX's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, monitors the independence and performance of eBenX's independent auditors and provides an avenue of communication among the independent auditors, management and the board of directors. During fiscal 2000, the Audit Committee held one meeting.

   The Compensation Committee reviews and recommends to the board of directors the compensation guidelines for executive officers and other key personnel and the composition and levels of participation in incentive compensation plans, fringe benefits and retirement benefits for all employees. During fiscal 2000, the Compensation Committee held one meeting.

                               EXECUTIVE OFFICERS

   Name                     Age Position
   ----                     --- --------
   Mark W. Tierney.........  52 Chairman and Director
   John J. Davis...........  42 President and Chief Executive Officer, Director
   Scott P. Halstead.......  37 Executive Vice President and General Manager, Corporate Solutions
   Thomas E. Kelly.........  39 Chief Financial Officer and Secretary
   Jeffrey Rosenblum.......  38 President, Mid-Market

   See the biographical information on Messrs. Tierney and Davis under "Election of Directors."

   Mr. Halstead has been Executive Vice President and General Manager, Corporate Solutions since March 2001. He was the Chief Financial Officer and Secretary of eBenX from February 1997 to March 2001. Prior to joining eBenX, he spent six years with The Dun & Bradstreet Corporation in various financial management positions in North America, Europe and Asia. Most recently he was Chief Financial Officer of an operating division of The Dun & Bradstreet Corporation. Mr. Halstead holds an M.B.A. degree from the Wharton School at the University of Pennsylvania and a bachelor's degree in Industrial Engineering from Northwestern University.

   Mr. Kelly was appointed as Chief Financial Officer and Secretary of eBenX in March 2001. From March 2000 to March 2001, Mr. Kelly was Chief Financial Officer of PeopleNet Corporation, a wireless application service provider. From September 1997 to March 2000, he was Chief Financial Officer for Deluxe Paper Payment Systems, the largest business unit of Deluxe Corporation, a $1.3 billion company. At Deluxe, Mr. Kelly was also responsible for setting strategic direction and improving performance of the division. He also has held senior management positions with CSC Consulting, KPMG, and PepsiCo. Mr. Kelly holds an M.B.A. in finance from Fordham and a bachelor's degree in accounting from North Carolina State.

   Mr. Rosenblum became President, Mid-Market in September 2000. Before joining eBenX, he was President and CEO of Arbor Administrative Services, Inc., which eBenX acquired in September 2000. Since 1991, Arbor Administrative Services, Inc. has specialized in Section 125/Cafeteria Plan design, implementation, communication and administration, with a focus on Web/IVR-based solutions for companies with between 750 and 15,000 employees. Mr. Rosenblum holds a bachelor's degree with a concentration in management from Northwestern University. He sits on the Employer's Council of Flexible Compensation Technical Advisory Committee and is a Certified Instructor in Flexible Compensation through the Employer's Council of Flexible Compensation (Charter Class).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of eBenX's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent beneficial owners are required by SEC regulations to furnish eBenX with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such forms furnished to eBenX and written representations from the executive officers and directors, eBenX believes that all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were satisfied except for Director John M. Nehra's failure to report a partnership distribution from NorthBridge Ventures LP I on July, September and December of 2000 by filing three form 4s and his failure to report these unreported distributions by filing a form 5.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

                                                      Annual       Long Term
                                                 Compensation(1)  Compensation
                                                 ---------------- ------------
                                                                     Shares
                                          Fiscal                   Underlying
Name and Principal Position                Year   Salary   Bonus    Options
---------------------------               ------ -------- ------- ------------
Mark W. Tierney (2)......................  2000  $200,000 $   --    150,000
  Chairman and Director                    1999  $177,333 $88,667   150,000
                                           1998  $152,000 $45,600    31,200
John J. Davis (3)........................  2000  $200,000 $   --    150,000
  President, Chief Executive Officer and
   Director                                1999  $126,650 $87,500   595,308
                                           1998  $    --  $   --        --
Michael C. Bingham (4)...................  2000  $140,000 $   --     20,000
  Senior Vice President, Business
   Development and Director                1999  $122,181 $61,091    30,000
                                           1998  $104,000 $31,200    23,400
Scott P. Halstead (5)....................  2000  $175,000 $   --    150,000
  Chief Financial Officer and Secretary    1999  $126,667 $63,334    60,000
                                           1998  $120,000 $36,000    11,700

--------
(1) The aggregate amount of perquisites and other personal benefits, securities or property received by each named executive officer does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each respective named executive officer.

(2) During the fiscal year ended December 31, 1998, Mr. Tierney was Chairman and Chief Executive Officer.

(3)  Mr. Davis became President and Chief Executive Officer in April 1999.

(4) Mr. Bingham was Senior Vice President, Business Development from August 1999 to February 2001. During the fiscal year ended December 31, 1998, Mr. Bingham was President. His bonus in 1999 represents commissions.

(5) In March 2001, Mr. Halstead became Executive Vice President and General Manager, Corporate Solutions and is no longer Chief Financial Officer and Secretary.

                                 Stock Options

   The following table provides information concerning the stock option grants made to each of the named executive officers of eBenX during the fiscal year ended December 31, 2000.

                          Option Grants in Fiscal 2000

                                                                      Potential Realizable
                                                                        Value at Assumed
                                                                      Annual Rates of Stock
                                                                       Price Appreciation
                                     Individual Grants(1)              for Option Term(2)
                          ------------------------------------------- ---------------------
                          Number of   % of Total
                          Securities   Options    Exercise
                          Underlying  Granted to   Price
                           Options   Employees in   Per    Expiration
Name                       Granted   Fiscal 2000   Share      Date        5%        10%
----                      ---------- ------------ -------- ---------- ---------- ----------
Mark W. Tierney (3).....    92,758       6.25%     $49.00  1/20/2010  $2,858,415 $7,243,786
                             7,242       0.49%     $53.90  1/20/2005  $   62,555 $  181,159
                            49,993       3.37%     $13.63  5/26/2010  $  428,532 $1,085,983
                                 7       0.00%     $14.99  5/26/2005  $       17 $       49
John J. Davis (4).......   100,000       6.74%     $49.00  1/20/2010  $3,081,584 $7,809,338
                            50,000       3.37%     $13.63  5/26/2010  $  428,592 $1,086,135
Michael C. Bingham (5)..    19,090       1.29%     $14.99  5/26/2005  $   45,925 $  132,890
                               910       0.06%     $13.63  5/26/2010  $    7,800 $   19,768
Scott P. Halstead (6)...   100,000       6.74%     $49.00  1/20/2010  $3,081,584 $7,809,338
                            50,000       3.37%     $13.63  5/26/2010  $  428,592 $1,086,135

--------
(1) Based on an aggregate of 1,483,399 shares of common stock subject to options granted to employees of eBenX during fiscal 2000.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent eBenX's estimate or projection of future Common Stock prices.

(3) Mr. Tierney was granted options exercisable for 100,000 shares on January 20, 2000 and options exercisable for 50,000 shares on May 26, 2000. With respect to each of these grants, options for 25% of the shares vest as of the first anniversary date of the date of grant and options for 1/48 of the total shares vest on each month thereafter.

(4) Mr. Davis was granted options exercisable for 100,000 shares on January 20, 2000 and options exercisable for 50,000 shares on May 26, 2000. With respect to each of these grants, options for 25% of the shares vest as of the first anniversary date of the date of grant and options for 1/48 of the total shares vest on each month thereafter.

(5) Mr. Bingham was granted options exercisable for 20,000 shares on May 26, 2000. Options for 25% of these shares vest as of the first anniversary date of the date of grant and options for 1/48 of the total shares vest on each month thereafter.

(6) Mr. Halstead was granted options exercisable for 100,000 shares on January 20, 2000 and options exercisable for 50,000 shares on May 26, 2000. With respect to each of these grants, options for 25% of the shares vest as of the first anniversary date of the date of grant and options for 1/48 of the total shares vest on each month thereafter.

   The following table provides information concerning the number and value of unexercised stock options held by our named executive officers as of December 31, 2000. There were no options exercised by any of these executive officers during 2000.

                         Fiscal Year-End Option Values

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                              Options at Fiscal Year-    In-the-Money Options
                                        end              at Fiscal Year-End(1)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Mark W. Tierney.............   121,200      210,000    $  727,200   $  360,000
John J. Davis...............   238,122      507,186    $1,428,732   $2,143,116
Michael C. Bingham..........    29,400       44,000    $  176,400   $  144,000
Scott P. Halstead...........    79,200      207,750    $  481,725   $  349,763

--------
(1) The value of unexercised in-the-money options is based on a value of $6.75, the closing price per share of the Common Stock on The Nasdaq National Market as of December 29, 2000, less the applicable per share exercise price multiplied by the number of shares issuable upon exercise of the option.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee of the board of directors has furnished the following report on executive compensation.

   eBenX's executive compensation program is administered by the Compensation Committee. The Compensation Committee, which is composed of Paul V. Barber, James P. Bradley, and Daniel M. Cain, establishes and administers eBenX's executive compensation policies and plans and administers eBenX's stock option and other equity-related employee compensation plans. The Compensation Committee considers internal and external information in determining officers' compensation, including outside survey data.

   Compensation Philosophy:

   eBenX's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of eBenX's shareholders. The compensation policies are designed to achieve the following objectives:

  . Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

  . Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of eBenX and the creation of shareholder value.

  . Further eBenX's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

   Compensation Program:

   eBenX's executive compensation program has three major integrated components, base salary, annual bonus awards, and long term incentives.

   Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of e-commerce companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of eBenX. Overall, eBenX believes that base salaries for its executive officers are approximately competitive with median base salary levels for similar positions in these e-commerce companies.

   Annual Bonus. Executive officers of eBenX are eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Compensation Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Compensation Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of eBenX and the management team.

   Long-Term Incentives. The Compensation Committee believes that stock options are an excellent vehicle for compensating its officers and employees. eBenX provides long-term incentives through its 1993 Stock Option Plan and 1999 Stock Incentive Plan, the purpose of each of which is to create a direct link between executive compensation and increases in shareholder value. Stock options granted under the 1993 Stock Option Plan and 1999 Stock Incentive Plan are granted with exercise prices equal to or greater than fair market value and vest in installments, generally over four to five years. When determining option awards for an executive officer, the compensation committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting eBenX's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of eBenX's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

   Chief Executive Officer Compensation:

   Mr. Davis' base salary, annual bonus award and long-term incentive compensation are determined by the Compensation Committee based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Davis' 2000 annual base salary was $200,000, subject to annual review and increase by the board of directors. Mr. Davis' incentive compensation considers eBenX's 2000 financial performance against company objectives. Mr. Davis was not paid a cash bonus for the fiscal year ending December 31, 2000. In the event of termination of employment other than for cause, Mr. Davis' employment agreement provides for a payment of one year's base salary and an immediate vesting of 50% of any remaining unvested stock options. If, however, the termination of employment occurs within two years of a change in control, the employment agreement provides for severance pay of one year's base salary and an immediate vesting of 100% of any remaining unvested stock options.

   Section 162(m) Limitation:

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to eBenX's 1993 Stock Option Plan and 1999 Stock Incentive Plan meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of eBenX or its shareholders.

                                          THE COMPENSATION COMMITTEE
                                          Paul V. Barber
                                          James P. Bradley
                                          Daniel M. Cain

                           COMPENSATION OF DIRECTORS

   eBenX currently does not pay any compensation to directors for serving in that capacity. eBenX reimburses directors for out-of-pocket expenses incurred in attending board meetings. The board of directors has the discretion to grant options to non-employee directors pursuant to the eBenX, Inc. 1999 Stock Incentive Plan. No such options were granted in eBenX's 2000 fiscal year.

   Directors who are also employees of eBenX do not receive any additional compensation for serving on the board of directors.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Employment Agreements with Named Executive Officers

   eBenX entered into employment agreements with Mark Tierney, John Davis and Scott Halstead in April 1999 that govern their employment with eBenX. The agreements set forth their compensation levels and eligibility for salary increases, bonuses, benefits and option grants under eBenX's stock option plans. The initial employment term is five years. During the term of each of their employment agreements, either party may terminate the agreement by providing at least 30 days' written notice to the other party.

   Mr. Tierney's employment agreement provides for a payment of one year's base salary and an immediate vesting of 100% of any remaining unvested stock options in the event of termination of employment by mutual agreement or due to Mr. Tierney's death or disability. Also, if eBenX terminates his employment other than for cause, other than as set forth in the preceding sentence, or Mr. Tierney terminates his employment agreement because of a material reduction in his duties or compensation or because eBenX requires him to relocate, then the agreement provides for a payment of two years' base salary and an immediate vesting of 100% of any remaining unvested stock options. If a change in control occurs prior to April 22, 2001, his employment agreement provides for an immediate vesting of 100% of any remaining unvested stock options.

   Mr. Davis' employment agreement provides for a payment of one year's base salary and an immediate vesting of 50% of any remaining unvested stock options in the event of termination of employment other than for cause. If, however, the termination of employment occurs within two years of a change in control, the employment agreement provides for severance pay of one year's base salary and an immediate vesting of 100% of any remaining unvested stock options.

   Mr. Halstead's employment agreement provides for a payment of six months' base salary and an immediate vesting of 50% of any remaining unvested stock options in the event of termination of employment other than for cause. If, however, the termination of employment occurs within one year of a change in control, his employment agreement provides for severance pay of six months' base salary and an immediate vesting of 100% of any remaining unvested stock options.

Severance Agreement

   In March 2001, Mr. Bingham entered into a severance agreement with eBenX. This agreement provides for, among other things, the payment of eight weeks salary as severance pay and the release of all claims between Mr. Bingham and eBenX.

Acquisition of Arbor Administrative Services, Inc.

   In connection with the merger of Arbor Administrative Services, Inc. with and into eBenX's wholly owned subsidiary, Arbor Associates, Inc. on September 6, 2000, eBenX issued and sold 1,503,116 shares of common stock and paid $11.4 million to Jeffrey and Leonor Rosenblum. Mr. Rosenblum was the founder and majority shareholder of Arbor Administrative Services, Inc. Also in connection with the merger, eBenX entered into an employment agreement with Mr. Rosenblum in September of 2000. Under Mr. Rosenblum's employment agreement, if Mr. Rosenblum's termination is for cause or by Mr. Rosenblum without good reason, eBenX will pay all amounts due through the termination date and all of his unvested options will be canceled immediately. If Mr. Rosenblum's termination is due to termination by the Company for other than cause or by Mr. Rosenblum with good reason, eBenX will pay all amounts due to him through the termination date, continue to pay his then current base salary for a period of six months, accelerate the vesting of 50% of his unvested option shares and terminate the remaining 50% of his unvested option shares. If eBenX terminates Mr. Rosenblum within 90 days prior to the execution of an agreement that results in a change of control or during the one year period following a change of control (other than for cause), or if Mr. Rosenblum terminates his employment for good reason, and if any such termination is effective prior to the one year period, eBenX will pay Mr. Rosenblum all amounts due through the termination date, continue to pay his then current base salary for a period of one year and accelerate the vesting of all of his unvested option shares.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Messrs. Barber, Bradley and Cain currently serve on the Compensation Committee. None of these individuals has at any time been an officer or employee of eBenX. Prior to formation of the Compensation Committee, all decisions regarding executive compensation were made by the full board of directors. No interlocking relationship exists between the board of directors or the Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

                         COMPARATIVE STOCK PERFORMANCE

   The graph below compares the cumulative total shareholder return on eBenX Common Stock since trading in the Common Stock began on The Nasdaq Stock Market on December 10, 1999, with the cumulative total return on the Total Return Index for The Nasdaq Stock Market (U.S. Companies), the JP Morgan H&Q Technology Index and the JP Morgan H&Q Healthcare Information Services Index over the same period (assuming the investment of $100 in each on December 10, 1999 and the reinvestment of all dividends).

   eBenX has selected the JP Morgan H&Q Healthcare Information Services Index to replace the JP Morgan H&Q Technology Index for future stock performance comparisons due to the more similar nature of the companies included in the JP Morgan H&Q Healthcare Information Services Index. During 2000, the Chase H&Q Technology Index was renamed the JP Morgan H&Q Technology Index.

                COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN*
            AMONG EBENX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                      THE JP MORGAN H & Q TECHNOLOGY INDEX
         AND THE JP MORGAN H & Q HEALTHCARE INFORMATION SERVICES INDEX

[The graph compares the cumulative total shareholder return on eBenX Common Stock since December 10, 1999 with the cumulative total return to other specified indexes as follows: for eBenX Common Stock, $100 on December 10, 1999, $226.15 on December 31, 1999 and $33.75 on December 31, 2000; for The
Nasdaq Stock Market, $100 on December 10, 1999, $112.61 on December 31, 1999 and $67.76 on December 31, 2000; for the JP Morgan H&Q Technology Index, $100 on December 10, 1999, $113.64 on December 31, 1999 and $73.46 on December 31, 2000; and for the JP Morgan H&Q Healthcare Information Services Index, $100 on December 10, 1999; $99.27 on December 31, 1999, and $27.81 on December 31, 2000.]


*$100 INVESTED ON 12/10/99 IN STOCK OR INDEX
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

                             PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information with respect to beneficial ownership of eBenX Common Stock as of March 1, 2001 by: (i) each director of eBenX, (ii) each executive officer of eBenX named in the Summary Compensation Table, (iii) all directors and executive officers of eBenX as a group, and (iv) each person or entity known by eBenX to own beneficially more than five percent of the outstanding eBenX Common Stock. The business address each of Messrs. Tierney, Davis, Bingham, Halstead and Rosenblum is the address of the principal executive offices of eBenX.

                             Beneficial Ownership(1)
   ---------------------------------------------------------------------------
   Name                                                       Shares   Percent
   ----                                                      --------- -------
   Entities associated with F. Stephen F. Mandel, Jr. (2)... 1,342,450   6.8%
   Two Greenwich Plaza
   Greenwich, CN 06830
   Entities associated with JMI Equity Fund III, L.P. (3)... 1,229,508   6.3%
   12680 High Bluff Drive
   San Diego, CA 92130
   Kern Capital Management (4).............................. 1,118,400   5.7%
   114 West 47th Street, Suite 1926
   New York, NY 10036
   Mark W. Tierney (5)...................................... 2,056,879  10.4%
   John J. Davis (6)........................................   358,669   1.8%
   Michael C. Bingham (7)................................... 1,233,105   6.3%
   Scott P. Halstead (8)....................................   155,752     *
   Jeffrey Rosenblum (9).................................... 1,503,116   7.6%
   Paul V. Barber (10)...................................... 1,234,508   6.3%
   12680 High Bluff Drive
   San Diego, CA 92130
   James P. Bradley (11)....................................    45,695     *
   8009 34th Avenue South, Suite 600
   Bloomington, MN 55425
   Daniel M. Cain (12)......................................   834,508   4.2%
   452 Fifth Avenue, 25th Floor
   New York, NY
   John M. Nehra (13).......................................   546,620   2.8%
   1119 St. Paul Street
   Baltimore, MD 21202
   Frank C. Witthun (14)....................................     6,667     *
   150 North Michigan Avenue, #4100
   Chicago, IL 60601
   All directors and executive officers as a group (10
    persons) (15)........................................... 7,975,519  39.0%

--------
* Represents beneficial ownership of less than 1% of the outstanding shares of the common stock.
(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 1, 2001 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Based upon an amended Schedule 13G dated February 14, 2001. Includes 48,328 shares beneficially owned by Lone Spruce, L.P., 106,061 shares beneficially owned by Lone Balsam, L.P. and 88,601 shares beneficially owned by Lone Sequoia, L.P. Lone Pine Associates LLC, of which Mr. Mandel is the managing member, is the general partner of Lone Spruce, L.P., Lone Balsam, L.P. and Lone Sequoia, L.P. Includes 1,099,460 shares beneficially owned by Lone Pine Capital LLC, of which Mr. Mandel is the managing member.
(3) Based upon an amended Schedule 13G dated March 13, 2001. Includes 1,094,262 shares held by JMI Equity fund III, L.P. and 135,246 shares held by JMI Equity Side Fund, L.P. JMI Equity Side Fund, L.P. is affiliated with JMI Equity Fund III, L.P.
(4)  Based upon an amended Schedule 13G dated February 9, 2001.
(5) Includes 212,449 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2001.
(6) Includes 358,669 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2001.
(7) Includes 29,400 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2001.
(8) Includes 129,199 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2001.
(9)  These shares are owned in joint tenancy with Leonor Rosenblum.
(10) Includes 5,000 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2001, and 1,094,262 shares held by JMI Equity Fund III, L.P. Mr. Barber, a director of eBenX, is a Managing Member of JMI Associates III, LLC, which is the general partner of JMI Equity Fund III, L.P. JMI Equity Side Fund, L.P. is affiliated with JMI Equity Fund III, L.P. Mr. Barber disclaims beneficial ownership of shares held by JMI Equity Fund III, L.P. Mr. Barber has no beneficial ownership interest in JMI Equity Side Fund, L.P.
(11) Includes 45,695 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2001.
(12) Includes 5,000 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2001 and 829,508 shares held by CB Heathcare Fund, L.P. Mr. Cain, a director of eBenX, is a Manager of CB Health Ventures, L.L.C., which is the general partner of CB Healthcare Fund, L.P. Mr. Cain disclaims beneficial ownership of shares held by CB Healthcare Fund, L.P.
(13) Includes 5,000 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2001, 531,267 shares held by New Enterprise Associates VI, Limited Partnership and 8,072 shares held by Mr. Nehra's spouse, Susan Nehra. Mr. Nehra, a director of eBenX, is a general partner of NEA Partners VI, Limited Partnership, which is the general partner of New Enterprise Associates VI, Limited Partnership. Mr. Nehra disclaims beneficial ownership of shares held by New Enterprise Associates VI.
(14) Includes 6,667 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2001.
(15) Includes 797,079 shares issuable upon exercise of stock options exercisable within 60 days of March 1, 2001. Includes 1,094,262 shares held by JMI Equity Fund III, L.P., 135,246 shares held by JMI Equity Side Fund, 829,508 shares held by CB Healthcare Fund, L.P., and 531,267 shares held by New Enterprise Associates VI, Limited Partnership.

                             AUDIT COMMITTEE REPORT

   The Audit Committee of eBenX's board of directors is composed of the following nonemployee directors: Paul V. Barber, John M. Nehra and Frank C. Witthun. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee recommends to the board of directors the appointment of eBenX's independent accountants.

   Management is responsible for eBenX's internal controls and the financial reporting process. eBenX's independent accountants are responsible for performing an independent audit of its consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on eBenX's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that eBenX's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

   eBenX's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Audit Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

   Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in eBenX's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE
                                          Paul V. Barber
                                          John M. Nehra
                                          Frank C. Witthun

   INFORMATION REGARDING EBENX'S INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP ("Ernst & Young") has been appointed as eBenX's independent auditors for the year ending December 31, 2001. Representatives of Ernst & Young will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

   Audit Fees

   Audit fees billed or expected to be billed to eBenX by Ernst & Young for the audit of eBenX's financial statements for the fiscal year ended December 31, 2000 and for reviews of eBenX's financial statements included in eBenX's quarterly reports on Form 10-Q for the last fiscal year totaled $45,200.

   Financial Information Systems Design and Implementation Fees

   No fees were billed or expected to be billed to eBenX by Ernst & Young for services provided during the last fiscal year for the design and implementation of financial information systems.

   All Other Fees

   Fees billed or expected to be billed to eBenX by Ernst & Young for all other non-audit services, including tax-related and acquisition accounting services, provided during the last fiscal year totaled $90,200.

   As indicated in the audit committee report of the board of directors, the audit committee has considered whether the provision of the non-audit related services listed above is compatible with maintaining Ernst & Young's independence.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

   Any proposal by a shareholder to be presented at the next annual meeting of shareholders that is requested to be included in eBenX's Proxy Statement must be received at our principle executive offices at 605 North Hwy 169, Suite LL, Minneapolis, MN 55441-6465, no later than December 26, 2001. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

   Pursuant to eBenX's Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, the shareholder must be a shareholder of record at the time of giving of notice, be entitled to vote at the meeting and give written notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner provided for in the Bylaws. The shareholder must give written notice to the Secretary of eBenX so as to be received at eBenX's principal executive offices no later than December 26, 2001. The notice must set forth the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made, the class and number of shares of eBenX owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, a brief description of the business desired to be brought before the regular meeting and the reasons for conducting the business and any material interest in the business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is being made. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure.

                               ADDITIONAL MATTERS

   The board of directors of eBenX does not presently know of any matters to be presented for consideration at the annual meeting of shareholders other than the matters described in the Notice of Annual Meeting of Shareholders mailed together with this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement. The proxy confers discretionary authority to vote only with respect to matters that the board of directors of eBenX did not know, prior to April 25, 2001, were to be presented at the Annual Meeting of Shareholders.

                                          By Order of the Board of Directors,


                                          /s/ Thomas E. Kelly

                                          Thomas E. Kelly
                                          Chief Financial Officer and
                                           Secretary

                                                                       EXHIBIT A

                                  eBenX, Inc.
            Charter of the Audit Committee of the Board of Directors
                                    May 2000

I. Audit Committee Purpose

  The Audit Committee is appointed by the board of directors to assist the board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors.

  . Provide an avenue of communication among the independent auditors, management, and the board of directors.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. (the "NASD"). Except as otherwise permitted by the requirements of the NASD, the Audit Committee shall be comprised of three or more directors as determined by the board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

  Audit Committee members shall be appointed by the board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  The Committee shall meet at least annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.  Audit Committee Responsibilities and Duties

   Review Procedures

  1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the board of directors for approval and have the document published at least every three years in accordance with SEC regulations.

  2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

  3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

  4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

   Independent Auditors

  5. The independent auditors are ultimately accountable to the Audit Committee and the board of directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the board of directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6. Review the fees and other significant compensation to be paid to the independent auditors.

  7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  8. Require the independent auditors to provide, and review once provided, a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1, and discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Committee shall take such action, or recommend the board of directors take such action, as appropriate to oversee the independence of the independent auditors.

  9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  10. Consider the independent auditors' judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

   Other Audit Committee Responsibilities

  11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the board deems necessary or appropriate.

  13. Maintain minutes of meetings and periodically report to the board of directors on significant results of the foregoing activities.

                                   EBENX, INC.

                                 ANNUAL MEETING

                           Thursday, May 24, 2001 9:00
                                A.M. Central Time

                           The Grand Hotel 615 Second
                   Avenue South Minneapolis, Minnesota 55402




- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -



eBenX, Inc.
605 North Highway 169, Suite LL, Minneapolis, MN 55441-6465                Proxy
--------------------------------------------------------------------------------

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas E. Kelly and Susan Busch, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of eBenX Inc. to be held on May 24, 2001, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

If no choice is specified, the proxy will be voted "FOR" each item.




                      See reverse for voting instructions.

There are two ways to vote your Proxy

Your Internet vote authorizes the Named Proxies to vote your    ---------------
shares in the same manner as if you marked, signed and          COMPANY #
returned your proxy card.                                       CONTROL #
                                                                ---------------

VOTE BY INTERNET -- http://www.eproxy.com/ebnx -- QUICK ooo EASY ooo IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 23, 2001.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

o Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided, or return it to eBenX, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.






          If you vote by Internet, please do not mail your Proxy Card.

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               The Board of Directors Recommends a Vote FOR Item 1

1.  Election of directors:
                                 [_] Vote FOR       [_]  Vote WITHHELD
         01 Paul V. Barber           all nominees        from all nominees
         02 James P. Bradley     _______________________________________
         03 Daniel M. Cain       _______________________________________

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

THIS PROXY WHEN EXECUTED WILL BE VOTED PROPERLY AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM.

Address Change? Mark Box [_] Indicate changes below:

                                      Date _______________________,  2001

                                    _______________________________________

                                    _______________________________________

                                    Signature(s) in Box
                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.